UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

TETRA TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107
(Address of principal executive office, including zip code)

(626) 351-4664
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

On June 17, 2013, the Board of Directors of Tetra Tech, Inc. (the “Registrant”) authorized the repurchase of up to $100 million of the Registrant’s common stock (the “Stock Repurchase Program”).  A copy of the press release issued by the Registrant concerning the Stock Repurchase Program and the event described in Item 8.01 below is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 8.01.       Other Events.

On June 18, 2013, the Registrant issued a press release that updated its third quarter 2013 outlook due to increased restructuring costs resulting from the previously announced weakness in Eastern Canada and mining, and new findings on certain project claims.  A copy of the press release issued by the Registrant concerning the foregoing and the event described in Item 7.01 above is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Items 7.01 and 8.01, and in the accompanying exhibit, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.       Financial Statements and Exhibits.

(d)          Exhibits

99.1      Press Release dated June 18, 2013 concerning the Registrant’s updated third quarter 2013 outlook and authorization of a $100 million stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: June 18, 2013	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer